UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2012

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54444 (Commission File Number)	27-1739487 (I.R.S. Employer Identification Number)

2515 McKinney Avenue, Suite 900 Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

(214) 871-0400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Loan Modification Agreement; Amended and Restated Senior Secured Promissory Note

On December 10, 2012, Red Mountain Resources, Inc. (the “Company”) entered into a Loan Modification Agreement (the “Loan Agreement”) with Hyman Belzberg (“HB”), William Belzberg (“WB”), Caddo Management, Inc. (“Caddo”) and RMS Advisors, Inc. (“RMS” and together with HB, WB and Caddo, collectively “Lender”). Pursuant to the Loan Agreement, the Company and Lender agreed to modify that certain Senior Secured Promissory Note of Red Mountain Resources, Inc., dated as of November 16, 2011, in the aggregate principal amount of $4,000,000 made by the Company in favor of HB, WB and Caddo, as amended by the Amendment No. 1 to Senior Secured Promissory Note of Red Mountain Resources, Inc., dated November 16, 2012 (as amended, the “Original Note”) to increase the amount of the Original Note to $6,000,000.

Pursuant to the Loan Agreement, the Company and Lender entered into an Amended and Restated Promissory Note of Red Mountain Resources, Inc. (the “Amended and Restated Note”), dated as of December 10, 2012, in the aggregate principal amount of $6,000,000. The Amended and Restated Note matures on February 14, 2013 and accrues interest at a rate of 12% per annum, payable monthly. Upon an event of default, interest will accrue on all outstanding principal at a rate of the lesser of (i) 18% per annum or (ii) the maximum rate permitted by applicable law. The Amended and Restated Note may be prepaid at any time, provided that the Company pays all interest on the outstanding principal that would have accrued through the maturity date.

All of the Company’s obligations under the Amended and Restated Note are guaranteed, jointly and severally, by its wholly owned subsidiaries, Black Rock Capital, Inc. (“Black Rock”) and RMR Operating, LLC. The Amended and Restated Note is the Company’s senior obligation and is secured by (i) second priority real property liens against its Villarreal, Frost Bank, Resendez and La Duquesa properties; (ii) a first priority real property lien against its Madera, Pawnee, Shafter Lake, Martin and Cowden properties; and (iii) a stock pledge agreement with the Lender, dated November 30, 2011, with respect to a second lien on 2,136,164 shares of common stock of Cross Border Resources, Inc. (“Cross Border”) owned by Black Rock.

The Amended and Restated Note contains customary non-financial covenants governing the conduct of the Company’s business and the maintenance of its properties. Under the terms of the Amended and Restated Note, for so long as the promissory note is outstanding, the Company is prohibited from incurring any future indebtedness secured by all or any portion of the collateral without the prior written consent of Lender.

An event of default under the Amended and Restated Note includes, among other things, (i) failure to make payments when due; (ii) any representation or warranty proves false; (iii) failure to comply with any covenant; (iv) violation of any provision of the note; (v) bankruptcy or insolvency; (vi) the Lender determines in its sole and absolute discretion that the Amended and Restated Note or related documents shall, for any reason, fail or cease to create a valid and perfected lien on or security interest in any or all of the collateral or the collateral shall be compromised, encumbered, cancelled, expired, terminated or otherwise rescinded; (vii) the Lender determines in its sole but reasonable discretion that the Company is unable in the ordinary course of business to pay its debts as they are due or its debts exceed the fair market value of all of its assets and property or (viii) a default under any of the Company’s material agreements. Immediately upon the occurrence of an event of default, Lender has the right, in its sole and absolute discretion, to accelerate and declare the outstanding amount immediately due and payable.

Pursuant to the Loan Agreement, the Company issued Warrants to Purchase Shares of Common Stock of Red Mountain Resources, Inc. (the “Warrants”) to (i) HB for the purchase of 75,000 shares of the Company’s common stock, (ii) WB for the purchase of 75,000 shares of the Company’s common stock and (iii) Caddo for the purchase of 50,000 shares of the Company’s common stock. Each of the Warrants has an exercise price of $1.00 per share, subject to certain customary adjustments, and is exercisable through December 1, 2014. The Warrants grant piggyback registration rights pursuant to which the holders will have the right to include the shares issuable upon exercise of the Warrants in certain registration statements that may be filed by the Company.

Cross Border Purchase Agreements

On December 12, 2012, the Company entered into a stock purchase agreement with a stockholder of Cross Border pursuant to which the stockholder agreed to sell 2,430,605 shares of Cross Border common stock in exchange for the issuance of 4,861,210 shares of the Company’s common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 relating to the Loan Agreement and the Amended and Restated Note is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Warrants

The information set forth in Item 1.01 relating to the Warrants is hereby incorporated by reference into this Item 3.02. The Warrants were issued in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof. The Warrants were issued to a limited number of investors without general solicitation or advertising and contain appropriate restricted stock legends.

Bamco Asset Purchase Agreement

On December 10, 2012, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Bamco Gas, LLC (“Bamco”). Alan Barksdale, President and Chief Executive Officer of the Company, is the receiver for the receivership estate of Bamco. Pursuant to the Asset Purchase Agreement, the Company agreed to acquire certain assets of the receivership estate of Bamco, mainly consisting of working interests and claims and causes of action in or relating to certain oil and gas exploration projects in Duval, Johnson and Zapata Counties in Texas. On December 10, 2012, pursuant to the Asset Purchase Agreement, the Company issued 2,375,000 shares of its common stock to the indenture trustee of certain debentures of Bamco, and Black Rock executed a waiver and release of a certain claim held by Black Rock against the receivership estate of Bamco. The common stock was issued in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The common stock was issued without general solicitation or advertising, the trustee represented that it was an “accredited investor” as defined in Rule 501 of Regulation D and the stock certificates contain appropriate restricted stock legends.

Cross Border Purchase Agreements

On December 10, 2012, the Company entered into Amendment No. 1 (the “Amendment”) to a stock purchase agreement, dated as of November 6, 2012 entered into with a stockholder of Cross Border. The Amendment decreased the number of shares of Cross Border common stock to be sold by the stockholder to 1,029,598 and decreased the number of shares of the Company’s common stock to be issued to 2,059,196.

On December 10, 2012, the Company entered into a stock purchase agreement with a stockholder of Cross Border pursuant to which the stockholder agreed to sell 366,667 shares of Cross Border common stock and warrants for the purchase of 366,667 shares of Cross Border common stock in exchange for the issuance of 733,334 shares of the Company’s common stock and warrants for the purchase of 733,334 shares of the Company’s common stock.

On December 12, 2012, the Company entered into a stock purchase agreement with a stockholder of Cross Border pursuant to which the stockholder agreed to sell 2,430,605 shares of Cross Border common stock in exchange for the issuance of 4,861,210 shares of the Company’s common stock.

On December 12, 2012, the Company entered into agreements with a noteholder of Cross Border pursuant to which the holder agreed to sell to the Company two promissory notes issued by Cross Border in the original principal amount of approximately $550,000 and $595,000 in exchange for the issuance of an aggregate of 1,937,500 shares of the Company’s common stock.

The closing of the stock purchase agreements and the note purchase agreements is expected to occur on December 17, 2012 or such later date as the parties agree. The offer and sale of the Company’s common stock and warrants pursuant to the agreements will be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The offer and sale of the Company’s common stock and warrants will be conducted without general solicitation or general advertising, each of the purchasers represented that it was an “accredited investor” as defined in Rule 501 of Regulation D, and each of the purchasers represented that the common stock and warrants were acquired for its own account and were not intended to be sold or disposed of in violation of securities laws. The common stock and warrants to be issued to the purchasers will also contain appropriate restricted stock legends.

As of December 14, 2012, the Company owned of record 6,708,096 shares of Cross Border common stock, representing 41.1% of the outstanding shares of common stock of Cross Border. In addition, as of December 14, 2012, the Company owned warrants to acquire an additional 2,136,164 shares of Cross Border common stock. As of December 14, 2012, the Company had outstanding stock purchase agreements pursuant to which it had agreed to acquire an additional 5,037,869 shares of Cross Border common stock and warrants for the purchase of 366,667 shares of Cross Border common stock. Upon closing of the outstanding stock purchase agreements, the Company would own 11,745,965 shares of Cross Border common stock, representing 72% of the outstanding shares of common stock of Cross Border as of December 14, 2012.

Debenture Purchase Agreements

On December 11, 2012, the Company entered into debenture purchase agreements with three holders of Series 2009B Debentures (the “2009B Debentures”) of O&G Leasing, LLC (“O&G”) pursuant to which the holders agreed to sell an aggregate of $115,000 principal amount of 2009B Debentures, plus any accrued and unpaid interest, in exchange for the issuance of 107,994 shares of the Company’s common stock.

On December 12, 2012, the Company entered into debenture purchase agreements with one holder of 2009B Debentures of O&G pursuant to which the holder agreed to sell an aggregate of $15,000 principal amount of 2009B Debentures, plus any accrued and unpaid interest, in exchange for the issuance of 14,086 shares of the Company’s common stock.

The offer and sale of the Company’s common stock pursuant to the debenture purchase agreements will be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The offer and sale of the Company’s common stock will be conducted without general solicitation or general advertising, each of the purchasers represented that it was an “accredited investor” as defined in Rule 501 of Regulation D, and each of the purchasers represented that the common stock was acquired for its own account and was not intended to be sold or disposed of in violation of securities laws. The common stock to be issued to the purchasers will also contain appropriate restricted stock legends.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 14, 2012	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer